(Multicurrency-Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of November 30, 2005

SWISS RE FINANCIAL PRODUCTS CORPORATION	and	U.S. BANK NATIONAL ASSOCIATION SOLELY IN ITS CAPACITY AS TRUSTEE OF THE LEHMAN MORTGAGE TRUST, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-2

have entered and/or anticipate entering into one or more transactions (each a “Transaction”)  that are or will be governed by this Master Agreement, which includes the schedule  (the “Schedule”), and  the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1.

Interpretation

(a)

Definitions.  The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)

Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c)

Single Agreement.  All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.

Obligations

(a)

General Conditions.

(i)   Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)  Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency.  Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)   Each obligation of each party under Section 2(a)(i) is subject to  (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

Change of Account.  Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

Netting.  If on any date amounts would otherwise be payable:—

in the same currency; and

in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction.  The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date).  This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

Deduction or Withholding for Tax.

Gross-Up.  All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.  If a party is so required to deduct or withhold, then that party (“X”) will:—

promptly notify the other party (“Y”) of such requirement;

pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this  Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required.  However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

Liability.  If: —

X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

X does not so deduct or withhold; and

a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

Default Interest; Other Amounts.  Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate.  Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

Basic Representations.

Status.  It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

Obligations Binding.  Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

Absence of Litigation.  There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

Accuracy of Specified Information.  All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

Payer Tax Representation.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

Payee Tax Representations.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

Furnish Specified Information.  It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

any other documents specified in the Schedule or any Confirmation; and

upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

Maintain Authorisations.  It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

Comply with Laws.  It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

Tax Agreement.  It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

Payment of Stamp Tax.  Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

Events of Default and Termination Events

Events of Default.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

Failure to Pay or Deliver.  Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

Breach of Agreement.  Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

Credit Support Default.

Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

Misrepresentation.  A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

Default under Specified Transaction.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an  acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

Cross Default.  If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

Bankruptcy.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: —

is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

Merger Without Assumption.  The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: —

the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

Termination Events.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

Illegality.  Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): —

to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

Tax Event.  Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

Tax Event Upon Merger.  The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

Credit Event Upon Merger.  If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

Additional Termination Event.  If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

Event of Default and Illegality.  If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

Early Termination

Right to Terminate Following Event of Default.  If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions.  If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

Right to Terminate Following Termination Event.

Notice.  If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

Transfer to Avoid Termination Event.  If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

Two Affected Parties.  If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

Right to Terminate.  If: —

a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

Effect of Designation.

If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement.  The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

Calculations.

Statement.  On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid.  In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

Payment Date.  An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event).  Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate.  Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

Payments on Early Termination.  If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”.  If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply.  The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

Events of Default.  If the Early Termination Date results from an Event of Default: —

First Method and Market Quotation.  If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

First Method and Loss.  If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

Second Method and Market Quotation.  If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.  If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

Second Method and Loss.  If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement.  If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

Termination Events.  If the Early Termination Date results from a Termination Event: —

One Affected Party.  If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

Two Affected Parties.  If there are two Affected Parties: —

if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number,  X will pay the absolute value of that amount to Y.

Adjustment for Bankruptcy.  In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

Pre-Estimate.  The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty.  Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).  Any purported transfer that is not in compliance with this Section will be void.

Contractual Currency

Payment in the Contractual Currency.  Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”).  To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement.  If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.  If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

Judgments.  To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.  The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

Separate Indemnities.  To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

Evidence of Loss.  For tbe purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

Miscellaneous

Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

Amendments.  No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

Survival of Obligations.  Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

Remedies Cumulative.  Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

Counterparts and Confirmations.

This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise).  A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement.  The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

No Waiver of Rights.  A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

Offices; Multibranch Parties

If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office.  This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

Notices

Effectiveness.  Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

if in writing and delivered in person or by courier, on the date it is delivered;

if sent by telex, on the date the recipient’s answerback is received;

if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

Change of Addresses.  Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

Governing Law and Jurisdiction

Governing Law.  This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

Jurisdiction.  With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of  New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Service of Process.  Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings.  If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party.  The parties irrevocably consent to service of process given in the manner provided for notices in Section 12.  Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

Waiver of Immunities.  Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person.  For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them).  Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies.  Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11.  A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable.  A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers.  Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have 15 ISDAÒ 1992 been required after that date.  For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.  The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree.  The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date.  The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.  If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values.  If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations.  For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded.  If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of: —

(a)

the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m.  (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date.  The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

SWISS RE FINANCIAL PRODUCTS CORPORATION	U.S. BANK NATIONAL ASSOCIATION SOLELY IN ITS CAPACITY AS TRUSTEE OF THE LEHMAN MORTGAGE TRUST, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-2
(Name of Party)	(Name of Party)
By: /s/Robert Spuler	By: /s/James H. Byrnes, VP
Name: Robert Spuler	Name: James H. Byrnes, VP
Title: Senior Vice President	Title: Vice President
Date: November 30, 2005	Date: November 30, 2005

SCHEDULE
TO THE
MASTER AGREEMENT
dated as of November 30, 2005
between
SWISS RE FINANCIAL PRODUCTS CORPORATION

(“Party A”)
and

U.S. BANK NATIONAL ASSOCIATION

SOLELY IN ITS CAPACITY AS TRUSTEE OF THE

LEHMAN MORTGAGE TRUST, MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2005-2

(“Party B”)

Part 1.

Termination Provisions

(a)

“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),

None Specified

Section 5(a)(vi),

None Specified

Section 5(a)(vii),

None Specified

Section 5(b)(iv),

None Specified

and in relation to Party B for the purpose of:

Section 5(a)(v),

None Specified

Section 5(a)(vi),

None Specified

Section 5(a)(vii),

None Specified

Section 5(b)(iv),

None Specified

(b)

“Specified Transaction” has the meaning specified in Section 14.

(c)

Events of Default.  The following Events of Default shall apply to the specified party:

		Party A	Party B
(i)	Section 5(a)(i), Failure to Pay or Deliver	Applicable	Applicable
(ii)	Section 5(a)(ii), Breach of Agreement	Not Applicable	Not Applicable
(iii)	Section 5(a)(iii), Credit Support Default	Applicable	Not Applicable
(iv)	Section 5(a)(iv), Misrepresentation	Applicable	Not Applicable
(v)	Section 5(a)(v), Default Under Specified Transaction	Not Applicable	Not Applicable
(vi)	Section 5(a)(vi), Cross Default	Not Applicable	Not Applicable
(vii)	Section 5(a)(vii), Bankruptcy	Applicable	Not Applicable
(viii)	Section 5(a)(viii), Merger Without Assumption	Not Applicable	Not Applicable

(d)

Termination Events.  The following Termination Events shall apply the specified party

		Party A	Party B
(i)	Section 5(b)(i), Illegality	Applicable	Applicable
(ii)	Section 5(b)(ii), Tax Event	Not Applicable	Not Applicable
(iii)	Section 5(b)(iii), Tax Event Upon Merger	Not Applicable	Not Applicable
(iv)	Section 5(b)(iv), Credit Event Upon Merger	Not Applicable	Not Applicable

(e)

The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B; provided that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4), (5), (6) or, to the extent analogous thereto, (8), with respect to a party or its Credit Support Provider and the Defaulting Party or its Credit Support Provider, as applicable, is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) of the Agreement will apply.

(f)

Payments on Early Termination.  “Market Quotation” and “Second Method” will apply for the purpose of Section 6(e) of this Agreement.

(g)

“Termination Currency” means United States Dollars.

(h)

Additional Termination Event:  The following shall constitute an Additional Termination Event for purposes of which Party A shall be the sole Affected Party:

Party A fails to comply with the Downgrade Provisions as set forth in Part 5(c).

Part 2.

Tax Representations

(a)

Party A and Party B Payer Tax Representations.  For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f); (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)

Payee Tax Representations

(i)

For the purpose of Section 3(f), Party A makes the following representation:

It is a corporation duly organized and incorporated under the laws of the State of Delaware and is not a foreign corporation for United States tax purposes.

(ii)

For the purpose of Section 3(f), Party B makes the following representation:

It is a trust created pursuant to a trust agreement, which is governed by the laws of the State of New York and is not a foreign corporation for United States tax purposes.

Part 3.

Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable.

(a)

Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered

Party B	An executed United States Internal Revenue Service Form W-9 (or any successor thereto.	Upon request.

(b)

Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B

Either (1) a signature booklet containing secretary’s certificate and resolutions (“authorizing resolutions”) authorizing the party to enter into derivatives transactions of the type contemplated by the parties or (2) a secretary’s certificate, authorizing resolutions and incumbency certificate, in either case, for such party and any Credit Support Provider of such party reasonably satisfactory in form and substance to the other party.

		The earlier of the fifth Business Day after the Trade Date of the first Transaction or upon execution of this Agreement and as deemed necessary for any further documentation.	Yes
Party A

A copy of the annual report of its Credit Support Provider containing audited consolidated financial statements for each such fiscal year, certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which its Credit Support Provider is organized.

		Upon request.	Yes
Party B	Trustee’s monthly remittance report to Certificateholders.	Upon request.	Yes
Party A and Party B

Certified copies of documents evidencing each party’s capacity to execute this Agreement, each Confirmation and any Credit Support Document (if applicable) and to perform its obligations hereunder and thereunder.

		As soon as practicable after the execution of this Agreement.	Yes
Party A and Party B	An opinion of counsel reasonably satisfactory in form and substance to the other party.	Upon execution of this Agreement.	No
Party A and Party B	Such other documents as the other party may reasonably request.	Upon request.	No

Part 4.

Miscellaneous

(a)

Addresses for Notices.  For the purpose of Section 12(a):

(i)

Address for notices or communications to Party A (other than by facsimile): —

Address:

55 East 52nd Street

Attention:

(1)

Head of Operations;

New York, New York

(2)

Legal Department

     10055

(ii)

For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6): —

Facsimile No.:

(212) 317-5335

Attention:

Operations

With a copy to:

Facsimile No.:

(212) 317-5474

Attention:

Legal Department

Telephone number for oral confirmation of receipt of facsimile in legible form:  (212) 317-5161

(iii)

Address for notices or communications to Party B (other than by facsimile): —

Party B:

U.S. Bank National Association.

1 Federal Street, 3rd Floor

Boston, Massachusetts  02110

Attention:  Structured Finance – LMT 2005-2

Telephone No.:

(617) 603-6442

Facsimile No:

(617) 603-6637

With a copy to:

Aurora Loan Services LLC, as Master Servicer

327 Inverness Drive South, 3rd Floor

Englewood, CO 80112

Attention: Todd Whittemore

Facsimile No.: (720) 945-3123

Telephone No.: (720) 945-3422

(b)

Notices.  Section 12(a) is amended by adding in the third line thereof after the phrase “messaging system” and before the “)” the words, “, provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied to the party providing notice, or if answer back confirmation is not received within one hour from the party to whom the telex is sent.”

(c)

Process Agent.

Party A appoints as its Process Agent:  None.

Party B irrevocably appoints as its Process Agent:

U.S. Bank National Association.

1 Federal Street, 3rd Floor

Boston, Massachusetts  02110

Attention:  Structured Finance – LMT 2005-2

Telephone No.:

(617) 603-6442

Facsimile No:

(617) 603-6637

(d)

Offices.  The provisions of Section 10(a) will apply to Party A and to Party B.

(e)

Multibranch Party.  For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(f)

“Calculation Agent” means Party A.

(g)

Credit Support Document.  Details of any Credit Support Document:  A guarantee of Swiss Reinsurance Company in regards to Party A in the form annexed hereto as Exhibit A.

(h)

Credit Support Provider:

Credit Support Provider means in relation to Party A: Swiss Reinsurance Company.

Credit Support Provider means in relation to Party B: None.

(i)

Governing Law; Jurisdiction.  This Agreement, each Credit Support Document and each Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law doctrine.  Section 13(b) is amended by: (1) deleting “non-” from the second line of clause (i); and (2) deleting the final paragraph.

(j)

Waiver of Jury Trial.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(k)

Netting of Payments.  Section 2(c) will not apply to any amounts payable with respect to Transactions from the date of this Agreement.

(l)

“Affiliate” will have the meaning specified in Section 14, provided that Party A does not have any Affiliates for purposes of this Agreement.

(m)

Setoff.  Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.  The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of the Transaction referenced in the Confirmation.

Part 5.  Other Provisions

(a)

Additional Representations.  Section 3 is hereby amended by adding at the end thereof the following Subparagraphs:

(i)

Eligible Contract Participant.  It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(ii)

Purpose. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(iii)

Principal. It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(iv)

Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

(b)

Absence of Litigation. In Section 3(c) of the Agreement the words “or any of its Affiliates” shall be deleted.

(c)

Accuracy of Specified Information.  Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements, a fair presentation, in all material respects, of the financial condition of the relevant person.

(d)

Downgrade Provisions.  If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A (or its Credit Support Provider), then Party A shall (A) within 5 Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer (at its own cost) Party A's rights and obligations hereunder to another party, subject to satisfaction of the Rating Agency Consent (as defined below). Unless such a transfer by Party A has occurred within 20 Business Days after the occurrence of a Ratings Event, Party B shall demand that Party A post Eligible Collateral (as designated in the approved Credit Support Annex), to secure Party B's exposure or potential exposure to Party A, and such Eligible Collateral shall be provided in accordance with a Credit Support Annex to be attached hereto and made a part hereof within 30 Days of Party B's demand therefore. The Eligible Collateral to be posted and the Credit Support Annex to be executed and delivered shall be subject to the Rating Agency Consent. Valuation and posting of Eligible Collateral shall be made as of each Payment Date, unless Party A is no longer reporting financial information publicly, then such valuation and posting must occur weekly. Notwithstanding the addition of the Credit Support Annex and the posting of Eligible Collateral, Party A shall continue to use reasonable efforts to transfer its rights and obligations hereunder to an acceptable third party; provided, however, that Party A's obligations to find a transferee and to post Eligible Collateral under such Credit Support Annex shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. For the purpose hereof, a "Ratings Event" shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A (or its Credit Support Provider) cease to be at least "AA-" and "A-1" by Standard & Poor's Ratings Service ("S&P") and at least "Aa3" and "P-1" by Moody's Investors Service, Inc. ("Moody's") and at least "AA-" and "F1" by Fitch, Inc. ("Fitch"), to the extent such obligations are rated by S&P and Moody's and Fitch. "Rating Agency Consent" means, with respect to any action taken or to be taken, a condition that is satisfied when S&P, Moody's and Fitch have confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Certificates. The failure by Party A to post Eligible Collateral in accordance herewith or to transfer its rights and obligations hereunder shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

(e)

[Reserved].

(f)

Relationship Between Parties.  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)

Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)

Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)

Status of Parties.  The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(g)

Trustee Accounting.  Party A hereby acknowledges and agrees that Party B shall treat the Agreement as consisting of two discreet components:  (i) the Class X Cap and (ii) the Basis Risk Cap (each, as defined in the Trust Agreement).  Party B, as Trustee, shall hold any payments allocable to (i) the Class X Cap for the benefit of the holders of the Trust's Class X Certificates and (ii) the Basis Risk Cap, for the benefit of the holders of the Trust's Class [•] Certificates.

(h)

[Reserved].

(i)

Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank National Association not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by U.S. Bank National Association but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall U.S. Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

(j)

Regarding Party A.  Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for:  (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Trust Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.

(k)

Regarding Party B.  The liability of Party B under this Agreement is limited in recourse to the assets of the Trust Fund and the Supplemental Interest Trust (each term, as defined in the Trust Agreement), and to distributions of interest proceeds and principal proceeds thereon applied in accordance with the terms of the Trust Agreement.   Upon application of all of the assets of the Trust Fund and the Supplemental Interest Trust (and proceeds thereof) in accordance with the Trust Agreement, Party A shall not be entitled to take any further steps against Party B or recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished.

(l)

Non-Petition.  Party A hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction until one year and one day after the termination of this Trust.

(m)

Failure to Pay or Deliver.  The “Failure to Pay or Deliver” provision in Section 5(a)(i) of the Agreement is hereby amended by deleting the word “third” in the third line thereof and inserting the word “first” in place thereof.

(n)

Additional Definitions.

“Trust Agreement” shall mean the trust agreement dated as of November 1, 2005, among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association as Trustee.

 “Trustee” shall mean U.S. Bank National Association, a national banking corporation, and any successor thereto, not in its individual capacity, but solely as trustee under the Trust Agreement.

“Rating Agency” shall mean Fitch, Inc., Moody’s Investors Service and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor in each interest.

“Trust” shall mean Lehman Mortgage Trust Series 2005-2.

(o)

Amendments and Transfers

Any amendments, transfers or assignments of obligations under the Master Agreement shall not be effective unless (i) the Rating Agency confirms in writing any rating dependent of this agreement will be unaffected by such action and (ii) each party has given prior written consent to the other party;.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

SWISS RE FINANCIAL PRODUCTS CORPORATION

By:    /s/ Robert Spuler
        Name: Robert Spuler
       Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

SOLELY IN ITS CAPACITY AS TRUSTEE OF THE LEHMAN MORTGAGE TRUST, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-2

By:    /s/ James H. Byrnes
        Name: James H. Byrnes
       Title: Vice President

Exhibit A

GUARANTY

To: U.S. Bank National Association, (the “Beneficiary”), solely it its capacity as Trustee of the Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2005-2 (the “Rated Security”)

1.

The undersigned, SWISS REINSURANCE COMPANY, a Swiss company (the "Guarantor"), hereby absolutely and unconditionally guarantees the prompt payment as and when due of all obligations of its indirect, wholly-owned subsidiary SWISS RE FINANCIAL PRODUCTS CORPORATION, a Delaware corporation ("THE GUARANTEED SUBSIDIARY") under, in connection with or ancillary to the ISDA Master Agreement dated as of November 30, 2005 between the Beneficiary and the GUARANTEED SUBSIDIARY as amended or restated from time to time (the “Agreements”) which support the issuance of the Rated Security.  In this Guarantee these obligations are referred to as the “Guaranteed Obligations”.  This Guarantee is given solely for the benefit of, and is enforceable only by, the Beneficiary or any trustee as assignee of the Beneficiary to which this Guarantee has been validly assigned in accordance with applicable law and who is acting as trustee for the investors in the Rated Securities.

2.

This Guarantee constitutes a Guarantee of payment and not of collection and is not conditional or contingent upon any attempts to collect from, or pursue or exhaust any rights or remedies against, THE GUARANTEED SUBSIDIARY.  A demand for payment hereunder may at the Beneficiary’s option be made in writing addressed to the Chief Financial Officer of the Guarantor. This Guarantee is not however dependent in any way on the manner of the demand for payment. Delay in making a claim will not affect the Guarantor’s obligations under this Guarantee unless the relevant legal limitation period has expired.

3.

This Guarantee constitutes, and is intended by the Guarantor to constitute, an unlimited non-accessory undertaking (“unbeschränkte, nicht akzessorische Verpflichtung“) within the meaning of Article 111 of the Swiss Code of Obligations (‘CO‘) and is not a mere surety (“Bürgschaft“) within the meaning of Article 492 et seq of the CO.

4.

Notwithstanding any reference to the obligations of THE GUARANTEED SUBSIDIARY, the Guarantor’s obligations under this Guarantee are its absolute and independent obligations as a primary obligor.  Payment of a claim hereunder is required as soon as the Guaranteed Obligations are due and payable.

5.

To the extent that any event or circumstance would give rise to any legal or equitable discharge, defence or other rights of the Guarantor under this Guarantee, but which event or circumstance would not give rise to any discharge, defence or other rights of THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby fully waives, subject to paragraph 7 below, such discharge, defence, or other rights and the Guarantor’s liability hereunder shall continue as if such event or circumstance had not arisen.

6.

The Guarantor further agrees, subject to paragraph 7 below, that to the extent that any event or circumstance gives rise to any legal or equitable discharge, defence or other rights available to both the Guarantor under the Guarantee and THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby agrees to waive such discharge, defense or other rights against the Beneficiary, until such time as all the Guaranteed Obligations in relation to the same event or circumstance have been fully met as required to protect investors in the Rated Securities.

7.

Notwithstanding any other provision of this Guarantee, the Guarantor will have the right, prior to making any payment under this Guarantee, to (a) assert such rights of offset as are set forth in the Agreements to the extent that such rights relate to amounts due and payable by the Beneficiary to THE GUARANTEED SUBSIDIARY and not to amounts which are subject to dispute; and (b) defend manifestly fraudulent claims under this Guarantee made by the Beneficiary.

8.

This Guarantee will continue in full force and effect in relation to all Guaranteed Obligations until all the Guaranteed Obligations have been satisfied in full. For the avoidance of doubt, all Guaranteed Obligations entered into by THE GUARANTEED SUBSIDIARY during the term of this Guarantee shall be honoured in accordance with this Guarantee and shall be binding on the Guarantor and its successors and assigns. This Guarantee may be amended only as necessary to reflect changes to the Guaranteed Obligations which are validly agreed to by the Beneficiary (or the trustee as assignee of the Beneficiary) in accordance with the terms of the Rated Securities, including any requirement to obtain the consent of some or all of the investors in the Rated Securities.

9.

If any payment by THE GUARANTEED SUBSIDIARY is avoided, recaptured or reduced as a result of insolvency or any similar event affecting creditors rights generally having occurred in respect of THE GUARANTEED SUBSIDIARY, the Guarantor‘s liability under this Guarantee shall continue as if the avoided, recaptured or reduced payment had not occurred.

10.

Upon payment by the Guarantor to the Beneficiary of any amount due under this Guarantee, the Guarantor shall be entitled to require the assignment to it of the rights of the Beneficiary against THE GUARANTEED SUBSIDIARY to the extent satisfied by such payment, and the Beneficiary will take at the Guarantor's expense such steps as the Guarantor may reasonably require to implement such assignment. The Guarantor shall not exercise any rights against THE GUARANTEED SUBSIDIARY which it may acquire in consequence of such payment and assignment unless and until all the Guaranteed Obligations to the Beneficiary shall have been paid in full.

11.

This Guarantee is governed and will be construed in accordance with Swiss law.

The exclusive place of jurisdiction for any legal proceeding hereunder shall be Zurich, Switzerland.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed in its name as of the 30th day of November, 2005.

SWISS REINSURANCE COMPANY

SWISS RE FINANCIAL PRODUCTS CORPORATION

55 East 52nd Street

New York, New York 10055

Fax: (212) 317-5335/Phone: (212) 317-5061

DATE:

November 30, 2005

TO:

U.S. Bank National Association, solely in its capacity as Trustee of the Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2005-2 (“Party B”)

FROM:

Swiss Re Financial Products Corporation (“Party A”)

RE:

CAP TRANSACTION

SRFP Ref. #:

728014

Dear Sir or Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of November 30, 2005, as amended and supplemented from time to time (the “Agreement”) between Party A and Party B.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1. This Transaction is a Rate Cap Corridor, the terms to which are as follows:

Trade Date:	November 2, 2005
Effective Date:	December 25, 2005
Termination Date:	December 25, 2015, subject to adjustment in accordance with the Following Business Day Convention.
Notional Amount:	See Amortization Schedule, Schedule A
Fixed Amounts:
Fixed Rate Payer:	Party B
Fixed Rate Payer Payment Date:	November 30, 2005
Fixed Amount:	USD 4,139,000
Floating Amounts:
Floating Rate Payer:	Party A
Floating Rate Payer Period End Dates:	The 25th day of each month of each year, subject to adjustment in accordance with the Following Business Day Convention
Floating Rate Payer Payment Dates:	One Business Days prior to each Period End Date, commencing on January 24, 2006, to and including the Termination Date.
Cap Rate:	5.25%
Floating Rate Option:	USD-LIBOR-BBA, provided, however, for any Calculation Period, if the Floating Rate Option is greater than 9.00%, then the Floating Rate Option for such Calculation Period shall be deemed to be 9.00%
Designated Maturity:	One month
Spread:	None
Floating Rate Day Count Fraction:	30/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Business Days	New York
Account Details:
Payments to Party A:	JPMorgan Chase Bank SWIFT: CHASUS33 Account of: Swiss Re Financial Products Corporation Account No.: 066-911184
Payments to Party B:	U.S. Bank, N.A. ABA # 091000022 Acct # 173103321118 Ref: CAP INT ACCT. Attn: LMT 2005-2

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing this Confirmation and returning it to us by facsimile to:

Swiss Re Financial Products Corporation

Attention: Derivatives Documentation

Fax: (212) 317-5335 Phone: (212) 317-5161

SWISS RE FINANCIAL PRODUCTS CORPORATION

By:   /s/ Robert Spuler

      Authorized Signatory

Accepted and confirmed as of the Trade Date written above:

U.S. BANK NATIONAL ASSOCIATION SOLELY IN ITS

CAPACITY AS TRUSTEE OF THE LEHMAN MORTGAGE

TRUST, MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2005-2

By:     /s/ James H. Byrnes

Name: James H. Byrnes

Title: Vice President

SCHEDULE A to the Confirmation dated as of November 30, 2005,

Re: Reference Number 728014

Amortization Schedule, subject to adjustment in accordance with the Following Business Day Convention

From and including	To but excluding	Notional Amount (USD)
December 25, 2005	January 25, 2006	208,394,675.67
January 25, 2006	February 25, 2006	206,654,321.62
February 25, 2006	March 25, 2006	204,780,953.47
March 25, 2006	April 25, 2006	202,776,710.53
April 25, 2006	May 25, 2006	200,643,952.49
May 25, 2006	June 25, 2006	198,385,255.53
June 25, 2006	July 25, 2006	196,003,407.74
July 25, 2006	August 25, 2006	193,501,403.97
August 25, 2006	September 25, 2006	190,882,440.10
September 25, 2006	October 25, 2006	188,149,906.62
October 25, 2006	November 25, 2006	185,448,901.37
November 25, 2006	December 25, 2006	182,779,060.56
December 25, 2006	January 25, 2007	180,140,024.63
January 25, 2007	February 25, 2007	177,531,438.13
February 25, 2007	March 25, 2007	174,952,949.74
March 25, 2007	April 25, 2007	172,404,212.19
April 25, 2007	May 25, 2007	169,884,882.21
May 25, 2007	June 25, 2007	167,394,620.49
June 25, 2007	July 25, 2007	164,933,091.64
July 25, 2007	August 25, 2007	162,499,964.13
August 25, 2007	September 25, 2007	160,094,910.27
September 25, 2007	October 25, 2007	157,717,606.15
October 25, 2007	November 25, 2007	155,367,731.58
November 25, 2007	December 25, 2007	153,044,970.08
December 25, 2007	January 25, 2008	150,749,008.81
January 25, 2008	February 25, 2008	148,479,538.56
February 25, 2008	March 25, 2008	146,236,253.67
March 25, 2008	April 25, 2008	144,018,852.00
April 25, 2008	May 25, 2008	141,827,034.91
May 25, 2008	June 25, 2008	139,660,507.22
June 25, 2008	July 25, 2008	137,518,977.11
July 25, 2008	August 25, 2008	135,402,156.18
August 25, 2008	September 25, 2008	133,309,759.33
September 25, 2008	October 25, 2008	131,241,504.74
October 25, 2008	November 25, 2008	129,197,113.87
November 25, 2008	December 25, 2008	127,176,311.36
December 25, 2008	January 25, 2009	125,178,825.06
January 25, 2009	February 25, 2009	123,204,385.94
February 25, 2009	March 25, 2009	121,252,728.08
March 25, 2009	April 25, 2009	119,323,588.63
April 25, 2009	May 25, 2009	117,416,707.76
May 25, 2009	June 25, 2009	115,531,828.67
June 25, 2009	July 25, 2009	113,668,697.48
July 25, 2009	August 25, 2009	111,827,063.27
August 25, 2009	September 25, 2009	110,006,678.01
September 25, 2009	October 25, 2009	108,207,296.52
October 25, 2009	November 25, 2009	106,428,676.45
November 25, 2009	December 25, 2009	104,670,578.27
December 25, 2009	January 25, 2010	102,932,765.19
January 25, 2010	February 25, 2010	101,215,003.16
February 25, 2010	March 25, 2010	99,517,060.82
March 25, 2010	April 25, 2010	97,838,709.50
April 25, 2010	May 25, 2010	96,179,723.15
May 25, 2010	June 25, 2010	94,539,878.33
June 25, 2010	July 25, 2010	92,918,954.20
July 25, 2010	August 25, 2010	91,316,732.44
August 25, 2010	September 25, 2010	89,732,997.26
September 25, 2010	October 25, 2010	88,167,535.36
October 25, 2010	November 25, 2010	86,620,135.90
November 25, 2010	December 25, 2010	85,090,590.49
December 25, 2010	January 25, 2011	83,747,077.04
January 25, 2011	February 25, 2011	82,420,475.49
February 25, 2011	March 25, 2011	81,110,586.72
March 25, 2011	April 25, 2011	79,817,213.96
April 25, 2011	May 25, 2011	78,540,162.72
May 25, 2011	June 25, 2011	77,279,240.77
June 25, 2011	July 25, 2011	76,034,258.12
July 25, 2011	August 25, 2011	74,805,026.99
August 25, 2011	September 25, 2011	73,591,361.81
September 25, 2011	October 25, 2011	72,393,079.13
October 25, 2011	November 25, 2011	71,209,997.68
November 25, 2011	December 25, 2011	70,041,938.27
December 25, 2011	January 25, 2012	68,940,869.02
January 25, 2012	February 25, 2012	67,854,020.86
February 25, 2012	March 25, 2012	66,781,223.26
March 25, 2012	April 25, 2012	65,722,307.64
April 25, 2012	May 25, 2012	64,677,107.46
May 25, 2012	June 25, 2012	63,645,458.09
June 25, 2012	July 25, 2012	62,627,196.84
July 25, 2012	August 25, 2012	61,622,162.94
August 25, 2012	September 25, 2012	60,630,197.50
September 25, 2012	October 25, 2012	59,651,143.50
October 25, 2012	November 25, 2012	58,684,845.77
November 25, 2012	December 25, 2012	57,731,150.93
December 25, 2012	January 25, 2013	56,885,557.00
January 25, 2013	February 25, 2013	56,051,074.77
February 25, 2013	March 25, 2013	55,227,566.45
March 25, 2013	April 25, 2013	54,414,895.89
April 25, 2013	May 25, 2013	53,612,928.59
May 25, 2013	June 25, 2013	52,821,531.67
June 25, 2013	July 25, 2013	52,040,573.85
July 25, 2013	August 25, 2013	51,269,925.40
August 25, 2013	September 25, 2013	50,509,458.19
September 25, 2013	October 25, 2013	49,759,045.62
October 25, 2013	November 25, 2013	49,018,562.61
November 25, 2013	December 25, 2013	48,287,885.59
December 25, 2013	January 25, 2014	47,650,736.08
January 25, 2014	February 25, 2014	47,021,712.60
February 25, 2014	March 25, 2014	46,400,713.98
March 25, 2014	April 25, 2014	45,787,640.31
April 25, 2014	May 25, 2014	45,182,392.90
May 25, 2014	June 25, 2014	44,584,874.26
June 25, 2014	July 25, 2014	43,994,988.09
July 25, 2014	August 25, 2014	43,412,639.29
August 25, 2014	September 25, 2014	42,837,733.89
September 25, 2014	October 25, 2014	42,270,179.09
October 25, 2014	November 25, 2014	41,709,883.24
November 25, 2014	December 25, 2014	41,156,755.79
December 25, 2014	January 25, 2015	40,681,885.35
January 25, 2015	February 25, 2015	40,212,494.01
February 25, 2015	March 25, 2015	39,748,518.56
March 25, 2015	April 25, 2015	39,289,896.49
April 25, 2015	May 25, 2015	38,836,566.05
May 25, 2015	June 25, 2015	38,388,466.18
June 25, 2015	July 25, 2015	37,945,536.53
July 25, 2015	August 25, 2015	37,507,717.43
August 25, 2015	September 25, 2015	37,074,949.94
September 25, 2015	October 25, 2015	36,647,175.76
October 25, 2015	November 25, 2015	36,145,927.37
November 25, 2015	December 25, 2015	35,650,979.73